                                   EXHIBIT 5.1

                                  LEGAL OPINION

                                 LAW OFFICES OF
                               MARK J. RICHARDSON
                           WILSHIRE PALISADES BUILDING
                                1299 OCEAN AVENUE
                                    SUITE 900
                         SANTA MONICA, CALIFORNIA 90401
                            TELEPHONE (310) 393-9992
                            FACSIMILE (310) 393-2004



                                 May _____, 1996



Incomnet, Inc.
21031 Ventura Boulevard, Suite 1100
Woodland Hills, California 91364

     RE: INCOMNET, INC. - VALIDITY OF ISSUANCE OF SHARES

Ladies and Gentlemen:

We have acted as special counsel to you in connection with the registration on Form S-3 (File No. ____________) under the Securities Act of 1933, as amended ("Registration Statement"), of a total of 700,000 shares of the Common Stock of Incomnet, Inc., no par value, comprised of (i) 75,000 shares (the "Underlying Shares") issuable upon the exercise of 75,000 warrants (the "Warrants") to purchase Common Stock at an exercise price of $11.25 per share at any time until November 15, 1997, (ii) 411,000 outstanding shares (the "Outstanding Shares") issued upon the conversion of 8% convertible promissory notes previously issued by the Company, pursuant to settlement agreements, or in private placements pursuant to Section 4(2) of the Securities Act of 1933, as amended, and (iii) up to 214,000 unissued shares (the "Shares") which may be issued in the future pursuant to settlement agreements or in open market sales under Rule 415 through a registered broker-dealer. You have requested our opinion in connection with the registration of the Shares, the Underlying Shares and the Outstanding Shares covered by the Prospectus, dated April 30, 1996 (the "Prospectus"). In connection with our acting as counsel, we have examined the laws of the State of California together with the form of Warrant attached as Exhibit 4.4 to the Registration Statement, the Prospectus, and certain other documents and instruments prepared on behalf of Incomnet, Inc. as we have deemed necessary and relevant in the preparation of our opinion as hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies of originals, the authenticity of such latter documents, and the proper execution, delivery and filing of the documents referred to in this opinion.

Based upon the foregoing, we are of the opinion that the Shares, the Outstanding Shares and the Underlying Shares issued and to be issued by Incomnet, Inc. pursuant to the exercise of the Warrants, the terms of the settlement agreements, and the terms of the Prospectus have been and will be duly created and have been and will be validly issued shares of the Common Stock, no par value, of Incomnet, Inc. Upon payment for the Shares, the Outstanding Shares and the Underlying Shares and full compliance with all of the terms and conditions relating to the issuance of the Shares and the Underlying Shares and the sale of the Outstanding Shares set forth in the Prospectus and in the Warrants, the Shares, the Outstanding Shares and the Underlying Shares will be fully paid and nonassessable.

Incomnet, Inc.
May ____, 1996
Page 2



For the purposes of this opinion we are assuming the proper execution of all Warrants, settlement agreements, subscription agreements and conversion agreements, and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing and recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than California.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the Prospectus which is a part of said Registration Statement.

                                             Respectfully submitted,




                                             Mark J. Richardson, Esq.